UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.02	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Share Exchange Agreement

As previously reported in a Current Report on Form 8-K, on April 28, 2017, Microphase Corporation, a Delaware corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Digital Power Corporation, a California corporation (“DPW”), Microphase Holding Company LLC, a limited liability company organized under the laws of Connecticut (“MHC”), Ergul Family Limited Partnership, a partnership organized under the laws of Connecticut (“EFLP”), RCKJ Trust, a trust organized under the laws of New Jersey (“RCKJ” and with MHC and EFLP, the “Significant Stockholders”) and those additional persons who have executed the Agreement under the heading “Minority Stockholders” (collectively, the “Minority Stockholders” and with the Significant Stockholders, the “Stockholders.”).  Upon the terms and subject to the conditions set forth in the Agreement, DPW will acquire 1,603,434 shares (the “Subject Shares”) of the issued and outstanding common stock of the Company (the “Company Common Stock”), including such shares presently underlying the issued and outstanding preferred stock of the Company (the “Preferred Stock” and with the Company Common Stock, the “Company Shares”) from the Stockholders in exchange (the “Exchange”) for the issuance by DPW of: (i) the Stockholders’ pro rata portion of an aggregate of 2,600,000 shares of common stock, no par value (the “DPW Common Stock”), of the Company, comprised of 1,842,448 shares of DPW Common Stock and 378,776 shares of DPW Series D Preferred Stock (collectively, the “Exchange Shares”), which shares of DPW Series D Preferred Stock are, subject to shareholder approval, convertible into an aggregate of 757,552 shares of DPW Common Stock as further described below and (ii) the Stockholders’ pro rata portion of warrants (the “Exchange Warrants”) to purchase an aggregate of 1,000,000 shares of DPW Common Stock (the “Warrant Shares”). The Exchange Shares and the Exchange Warrants are at times collectively referred to herein as the “Exchange Securities.” Upon the closing of the Agreement (the “Closing”), the Subject Shares at that time constituted approximately 56.4% of the issued and outstanding Company Shares, or 50.7% on a fully diluted basis.

Effective June 2, 2017, the Closing was consummated.

Pursuant to the Closing, DPW delivered $220,000 in cash to the Company and the Company issued in favor of DPW a promissory note in the principal face amount of $220,000 to DPW (the “MPC Note”). Further pursuant to the closing, the Company issued a promissory note (the “Creditor Note”) in the principal face amount of $450,000 to an unsecured creditor of the Company (the “Creditor”). In accordance with its terms and conditions, amounts owed under the Creditor Note may be repaid in the form of common stock of DPW pursuant to conversion of shares of Series E Preferred Stock, which have been issued to the Creditor.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is annexed hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company, DPW or the Stockholders.  The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement (or such other date as specified therein) and are modified in important part by the underlying disclosure schedules.

Notes

At the Closing, the Company issued the MPC Note in favor of DPW, in the principal face amount of $220,000. The MPC Note bears interest at 12% per annum with interest payable in full in lawful money of the United States of America by certified bank check or wire transfer upon maturity. The Company may prepay any portion of the principal amount of the MPC Note upon receiving the prior written consent of DPW. Pursuant to the MPC Note, the Company shall irrevocably appoint DPW as its attorney-in-fact, with full authority in the name, place and stead of the Company, from time to time in DPW’s discretion upon the occurrence and during the continuance of an Event of Default (as defined in the MPC Note) to take any action and to execute any document which DPW may deem necessary or advisable to accomplish the purposes of the MPC Note.

At the Closing, the Company issued the Creditor Note to the Creditor, in the principal face amount of $450,000.The Creditor Note bears interest at 8% per annum with interest payable in full in lawful money of the United States of America by certified bank check or wire transfer upon maturity. The Company may prepay any portion of the principal amount of the MPC Note upon receiving the prior written consent of DPW.

Effective May 8, 2017, in accordance with the execution and delivery of the Agreement, DPW completed funding the Company in the amount of $200,000 and the Company issued a promissory note the principal face amount of $200,000 in favor of DPW as of such date.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director and Officer

Effective June 2, 2017, Mr. Necdet Ergul resigned as the Chief Executive Officer of the Company. Mr. Ergul will continue to serve as the President of the Company. A copy of his resignation letter is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s known operations, policies or practices.

Effective June 7, 2017, Mr. Jay Biderman resigned as a director of the Company and the Board of Directors of the Company (the “Board”) accepted such resignation. A copy of Mr. Biderman’s resignation letter is attached hereto as Exhibit 17.2 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s known operations, policies or practices.

Appointment of Director and Officer

Effective June 2, 2017, the Board appointed Mr. Amos Kohn as Chairman of the Board and as the Chief Executive Officer of the Company, by unanimous written consent. Mr. Kohn will serve as a director until the next annual election of directors and until his successor is duly elected and shall qualify.

Below is a description of the professional work experience for Mr. Kohn.

Amos Kohn, age 57

Amos Kohn, 57, has served as a member of the board of directors of DPW since 2003, as DPW’s President and Chief Executive Officer since 2008. From March 2011 until August 2013 Mr. Kohn also served as interim Chief Financial Officer of DPW. Mr. Kohn has more than 20 years of successful global executive management experience, including multiple C-level roles across private and established, publicly-traded companies. Mr. Kohn has successfully managed cross-functional teams, driven corporations to high profitability, built customer loyalty and led businesses through expansion and sustained growth. His areas of expertise include operations, technology innovation, manufacturing, strategic analysis and planning and M&A. Mr. Kohn was Vice President of Business Development at Scopus Video Networks, Inc., a Princeton, New Jersey company that develops and markets digital video networking products (2006-2007); Vice President of Solutions Engineering at ICTV Inc., a leading provider of network-based streaming media technology solutions for digital video and web-driven programming, located in Los Gatos, California (2003-2006); Chief Architect at Liberate Technologies, a leading company in the development of a full range of digital media processing for telecom and cable TV industries, located in San Carlos, California (2000-2003); and Executive Vice President of Engineering and Technology at Golden Channel & Co., the largest cable television multiple-systems operator (MSO) in Israel, where he had executive responsibility for developing and implementing the entire nationwide cable TV system (1989-2000). Mr. Kohn holds a degree in electrical and electronics engineering and is named as an inventor on several United States and international patents.

We believe that Mr. Kohn’s extensive executive-level management experience in diversified industries, including, but not limited to, power electronics, telecommunications, cable television, broadcast and wireless, as well as his service as a director on the DPW board since 2003, give him the qualifications and skills to serve as one of our directors and as our Chief Executive Officer.

Family Relationships

Mr. Kohn does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There is no arrangement or understanding between Mr. Kohn and any other person pursuant to which he was selected as a director. Mr. Kohn is currently the Chief Executive Officer, President and a member of the board of directors of DPW.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following exhibit index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Share Exchange Agreement by and among Microphase Corporation, Digital Power Corporation, Microphase Holding Company, RCKJ Trust, Ergul Family Limited Partnership, To Hong Yam and Eagle Advisers, LLC, dated as of April 28, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 4, 2017)
17.1*	Resignation of Necdet Ergul
17.2*	Resignation of Jay Biderman

 *filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: June 13, 2017	By:	/s/ Amos Kohn
Amos Kohn Chief Executive Officer